EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference to the Registration Statement on Form S-4/A of Stratabase of our Auditors' Report included in the Stratabase Form 10-KSB/A for the fiscal year ended December 31, 2002.

We hereby further consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Moss Adams LLP

Portland, Oregon
April 7, 2004